UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): March 25, 2008

UTG, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 South Sixth Street
Springfield, Illinois 62703
(Address of principal executive offices and zip code)

(217) 241-6300

(Registrant�s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers.

On March 24, 2008, Mr. Jess Correll, CEO and Chairman of the Board of Directors of UTG, Inc., approved bonuses of $20,000 for Mr. Theodore C. Miller, Corporate Secretary and CFO and $25,000 for Mr. James P. Rousey, President.  The bonuses are based on the Company's 2007 operating results and are to be paid as soon as practical.  The bonuses are not the result of any written agreement or specific formula.  The Company continues to have no written employment agreements nor oral arrangements with any of its corporate officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

                         Date:   March 25, 2008                                       By:   /s/ Theodore C. Miller
                                                                 Theodore C. Miller
                                                                 Senior Vice President and Chief Financial Officer